UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 27, 2015

EASTGROUP PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-07094	13-2711135
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

190 East Capitol Street, Suite 400, Jackson, MS 39201
(Address of Principal Executive Offices, including zip code)

(601) 354-3555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 27, 2015, the Compensation Committee of the Board of Directors (the “Board”) of EastGroup Properties, Inc. (the “Company”) established the Company’s 2015 annual cash bonus and equity incentive performance goals and long-term equity incentive performance goals for the executive officers of the Company.
The performance goals were developed by the Compensation Committee with the assistance of a nationally recognized consulting firm who, among other things, benchmarked compensation practices of companies in the Company’s peer group and advised the Compensation Committee on appropriate compensation guidelines.

Adoption of Annual Cash Bonus and Equity Incentive Performance Goals
The annual cash bonus and equity incentive awards will be based on the Compensation Committee’s analysis of the Company’s funds from operations (FFO) per share, same property change, total shareholder return, certain Company-wide strategic objectives and individual objectives established by the Compensation Committee for each executive officer. In performing this analysis, the Compensation Committee will consider the Company’s financial and other performance, both on an absolute and relative basis, as well as general economic conditions in the Company’s markets and factors such as property acquisitions, dispositions, equity issuances, and debt financings during the year.
The annual cash bonus compensation that the Company’s named executive officers are eligible to receive are as follows:

Name	2015 Cash Bonus Compensation Estimated Future Payouts
	Threshold	Target	High
David H. Hoster II Chief Executive Officer	$342,650	$685,300	$1,027,950
Marshall A. Loeb President and Chief Operating Officer	208,335	416,667	625,000
N. Keith McKey Executive Vice President and Chief Financial Officer	166,950	333,900	500,850
John F. Coleman Senior Vice President	108,300	216,600	324,900
William D. Petsas Senior Vice President	105,000	210,000	315,000
Brent W. Wood Senior Vice President	108,300	216,600	324,900
The actual amount of the annual cash bonuses is subject to change, or elimination entirely, in the Compensation Committee’s discretion.

Annual equity incentive awards will be paid in stock that will vest 20% on the date of grant, which is expected to be in March 2016, and generally will vest 20% on each of January 1, 2017, 2018, 2019 and 2020. All awards of stock will be under and in accordance with the Company’s 2013 Equity Incentive Plan. The stock awards will be based on a specified dollar amount divided by the closing price of the Company’s Common Stock for December 31, 2014. The annual equity incentive awards that the Company’s named executive officers are eligible to receive for 2015 are as follows:

Name	2015 Annual Equity Incentive Awards Estimated Future Payouts (# of restricted shares)
	Threshold	Target	High
David H. Hoster II	5,411	10,823	16,234
Marshall A. Loeb	2,468	4,935	7,403
N. Keith McKey	2,637	5,273	7,910
John F. Coleman	1,710	3,421	5,131
William D. Petsas	1,658	3,316	4,975
Brent W. Wood	1,710	3,421	5,131
The actual amount of the annual equity incentive awards is subject to change, or elimination entirely, in the Compensation Committee’s discretion.

Adoption of Long-Term Equity Incentive Performance Goals
The long-term equity incentive awards will be based on the Compensation Committee’s analysis of the Company’s total stockholder return, both on an absolute basis for 2015 as well as a relative basis compared to the NAREIT Equity Index, NAREIT Industrial Index and Russell 2000 Index over the five year period ending December 31, 2015.
The long-term equity incentive awards will be paid in stock that will vest 25% on the date of grant, which is expected to be in March 2016, and generally will vest 25% on each of January 1, 2017, 2018 and 2019. All awards of stock will be under and in accordance with the Company’s 2013 Equity Incentive Plan. The stock awards will be based on a specified dollar amount divided by the closing price of the Company’s Common Stock for December 31, 2014. The long-term equity incentive awards that the Company’s named executive officers are eligible to receive for 2015 are as follows:

Name	2015 Long-Term Equity Incentive Awards Estimated Future Payouts (# of restricted shares)
	Threshold	Target	High
David H. Hoster II	5,411	10,823	16,234
Marshall A. Loeb	2,468	4,935	7,403
N. Keith McKey	2,637	5,273	7,910
John F. Coleman	1,710	3,421	5,131
William D. Petsas	1,658	3,316	4,975
Brent W. Wood	1,710	3,421	5,131

The actual amount of the long-term equity incentive awards is subject to change, or elimination entirely, in the Compensation Committee’s discretion.

Compensation Program for Non-Employee Directors
On May 27, 2015, the Compensation Committee of the Company’s Board of Directors approved a revised compensation program for the non-employee directors. Under the director compensation program, each non-employee director will be paid an annual cash retainer of $35,000 payable on a monthly basis. The annual retainer will be increased to $40,000 beginning with the 2016 annual meeting. The chairperson of the Audit Committee will receive an additional annual cash retainer in the amount of $15,000 and the chairperson of the Compensation Committee and Nominating and Corporate Governance Committee will each receive an additional annual cash retainer in the amount of $10,000. All other committee chairpersons will receive an additional $7,500 annual cash retainer and the Lead Director will receive an additional $10,000 annual cash retainer.
The director compensation program provides that each non-employee director will be paid $1,500 for each Board meeting attended. Non-employee directors serving as members of Board committees will be paid $1,000 for each meeting attended. In each case, the non-employee director will be reimbursed for his or her expenses in connection with attendance at each meeting.
Non-employee directors will also receive an annual award of stock under the 2013 Equity Incentive Plan in connection with their election to the Board at the annual meeting of shareholders. The annual award consists of shares of the Company’s common stock with a value of $75,000 as of the date of grant. The amount of the annual stock award will be increased to $80,000 beginning with the 2016 annual meeting. A director who is appointed to the Board outside of the annual meeting of shareholders will receive a prorated amount of the annual award.
Each new non-employee director appointed or elected will receive an automatic award of restricted shares of Common Stock on the effective date of election or appointment equal to $25,000 divided by the fair market value of the Company’s Common Stock on such date. These restricted shares will vest over a four-year period upon the performance of future service as a director, subject to certain exceptions.
A copy of the Director Compensation Program, including the Independent Director Compensation Policy pursuant to the 2013 Equity Incentive Plan, is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders held on May 28, 2015, the stockholders (i) elected the nine director nominees, (ii) approved, on an advisory basis, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year, and (iii) approved, on an advisory basis, the compensation awarded to the Company’s Named Executive Officers.

The results of the voting for the nine director nominees were as follows:

Name	Affirmative	Negative	Abstentions	Broker Non-Votes
D. Pike Aloian	26,899,803	863,872	9,604	2,614,500
H.C. Bailey, Jr.	26,885,919	878,407	8,953	2,614,500
H. Eric Bolton, Jr.	27,687,619	76,456	9,204	2,614,500
Hayden C. Eaves, III	26,896,500	867,826	8,953	2,614,500
Fredric H. Gould	26,895,489	868,207	9,583	2,614,500
David H. Hoster II	26,932,614	831,460	9,204	2,614,501
Mary E. McCormick	26,686,841	1,076,905	9,533	2,614,500
David M. Osnos	26,817,932	945,513	9,834	2,614,500
Leland R. Speed	26,887,176	876,299	9,804	2,614,500
The results for the advisory vote for the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year were as follows:

Affirmative	Negative	Abstentions
29,553,064	821,195	13,520
The results for the advisory vote on executive compensation were as follows:

Affirmative	Negative	Abstentions	Broker Non-Votes
26,345,350	1,349,764	78,164	2,614,501

Item 9.01    Financial Statements and Exhibits
(d) Exhibits.
A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 2, 2015

EASTGROUP PROPERTIES, INC.

By:	/s/ N. KEITH MCKEY
N. Keith McKey
Executive Vice President,
Chief Financial Officer, Treasurer and
Secretary

Exhibit Index

Exhibit No.	Description
10.1	EastGroup Properties, Inc. Director Compensation Program